                                                                  EXHIBIT 10(vv)


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------







                       U.S. PROJECT NOTE PLEDGE AGREEMENT


                           DATED AS OF AUGUST 4, 1998



                                     BETWEEN



                       YORK POWER FUNDING (CAYMAN) LIMITED



                                       AND



                    THE BANK OF NEW YORK, AS COLLATERAL AGENT






--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



RECITALS ...................................................................   1

Section 1.  Construction; Definitions ......................................   2
        1.1   Defined Terms ................................................   2
        1.2   Principles of Construction ...................................   2

Section 2.  Representations and Warranties .................................   2

Section 3.  Collateral .....................................................   3

Section 4.  Further Assurances; Remedies ..................................    4
        4.1   Delivery and Other Perfection ...............................    4
        4.2   Other Financing Statements and Liens ........................    5
        4.3   Preservation of Rights ......................................    5
        4.4   U.S. Project Note Collateral ................................    5
        4.5   Events of Default ...........................................    6
        4.6   Deficiency ..................................................    7
        4.7   Removals ....................................................    7
        4.8   Private Sale ................................................    8
        4.9   Application of Proceeds .....................................    8
        4.10  Attorney-in-Fact ............................................    8
        4.11  Perfection ..................................................    8
        4.12  Security Interest Absolute ..................................    9
        4.13  Bankruptcy Filing, etc ......................................    9
        4.14  Governmental Authority Requirement ..........................    9
        4.15  Indemnification .............................................    9
        4.16  Termination .................................................   10
        4.17  Further Assurances ..........................................   10
        4.18  Limitation of Liability .....................................   10

Section 5.  Miscellaneous .................................................   10
        5.1   No Waiver ...................................................   10
        5.2   Notices .....................................................   10
        5.3   Expenses ....................................................   11
        5.4   Amendments ..................................................   11
        5.5   Role of Collateral Agent ....................................   11
        5.6   Successors and Assigns ......................................   11
        5.7   Headings Descriptive ........................................   11
        5.8   Counterparts ................................................   12
        5.9   Governing Law; Submission to Jurisdiction;
                Waiver of Jury Trial ......................................   12
        5.10  No Third Party Beneficiaries ................................   13
        5.11  Reinstatement ...............................................   13




       5.12   Agents and Attorneys-in-Fact ................................   13
       5.13   Severability ................................................   13
       5.14   Conflicts with the Intercreditor Agreement or Depositary
                Agreements ................................................   13


     U.S. PROJECT NOTE PLEDGE AGREEMENT (this "AGREEMENT") dated as of August 4, 1998 between YORK POWER FUNDING (CAYMAN) LIMITED, a limited liability company incorporated under the laws of the Cayman Islands ("FUNDING COMPANY") and THE BANK OF NEW YORK, a New York banking corporation, as collateral agent for the benefit of the Secured Parties (together with its successors and assigns in such capacity, the "COLLATERAL AGENT").

                                    RECITALS

          WHEREAS, Funding Company is a limited liability company established for the sole purpose of issuing the Securities in its individual capacity as principal and as agent acting on behalf of the U.S. Guarantors pursuant to the Indenture and to make loans to the Project Borrowers pursuant to the Project Loan Agreements;

          WHEREAS, Funding Company has simultaneously with the execution and delivery of this Agreement issued and sold the Initial Securities pursuant to the Indenture;

          WHEREAS, payments of the principal of, premium (if any), interest on and any other amounts due with respect to the Initial Securities will be partially serviced by repayment of the U.S. Project Loan and guaranteed by the U.S. Guarantors;

          WHEREAS, the Secured Parties, the U.S. Guarantors and certain other parties are entering into a Collateral Agency and Intercreditor Agreement appointing the Collateral Agent and setting forth certain rights and remedies of the Collateral Agent acting on behalf of the Secured Parties with respect to the Collateral, including, without limitation, the U.S. Depositary Accounts established pursuant to the U.S. Depositary Agreement;

         WHEREAS, Funding Company and the U.S. Guarantors are entering into the Depositary Agreement in order to, among other things, appoint the Depositary Bank to hold and administer the proceeds of certain insurance and revenues generated and distributed to Funding Company and the U.S. Guarantors; and

         WHEREAS, it is a condition precedent to the purchase of the Initial Securities by the Initial Purchaser that Funding Company shall have pledged the U.S. Project Note Collateral (as defined below) pursuant to, and granted the assignment and security interests contemplated by, this Agreement.

         NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Funding Company hereby agrees with the Collateral Agent for its benefit and for the benefit of the Secured Parties as follows:

     Section 1.  CONSTRUCTION; DEFINITIONS.

     1.1  DEFINED TERMS.

          (a) For all purposes of this Agreement, capitalized terms used but not otherwise defined herein shall have the meaning set forth in APPENDIX A to the Indenture.

          (b) The following term shall have the following meaning:

          "U.S. PROJECT NOTE COLLATERAL" shall have the meaning set forth in
SECTION 3 hereof.

     1.2 PRINCIPLES OF CONSTRUCTION. For all purposes of this Agreement, the principles of construction set forth in SECTION 1.1 (Definitions; Construction) of the Indenture shall apply.

     Section 2. REPRESENTATIONS AND WARRANTIES. Funding Company represents and warrants to the Collateral Agent and the other Secured Parties that:

         (a) Funding Company is a limited liability company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands.

         (b) Funding Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

         (c) Funding Company has taken all necessary action on its part to authorize its execution, delivery and performance of this Agreement.

         (d) The execution, delivery and performance by Funding Company of this Agreement does not and will not (i) require any consent of the board of directors or any shareholder of Funding Company or any other Person that has not been obtained, (ii) violate any Applicable Law, except any such violation which could not reasonably be expected to have a Material Adverse Effect, (iii) result in any breach of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than the Liens created hereunder) upon any of the property or assets of Funding Company pursuant to, any of the terms or provisions of any agreement or instrument to which it is a party or by which it or any of its property or assets is bound or to which it may be subject, except for any breaches, defaults, creations or impositions of Liens, contraventions, violations or conflicts which could not reasonably be expected to have a Material Adverse Effect or (iv) violate or conflict with any provision of the Memorandum of Association or Articles of Association of Funding Company.

          (e) This Agreement has been duly executed and delivered by Funding Company and constitutes the legal, valid and binding obligation of Funding Company, enforceable against Funding Company in accordance with its terms except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws of general applicability affecting the enforcement of creditors' rights generally and (ii) is subject to applicable general principles of equity and the effect of public policy (regardless of whether enforceability is considered in a proceeding in law or equity).

         (f) Funding Company is the sole beneficial owner of the U.S. Project Note Collateral and no Lien exists or will exist upon the U.S. Project Note Collateral at any time (and no right or option to acquire the same exists in favor of any other Person), except for Permitted Liens. The pledge and security interest created by this Agreement constitutes, upon delivery of the U.S. Project Note Collateral to, and holding by, the Collateral Agent for the benefit of itself and the other Secured Parties, a first priority perfected pledge and security interest in and to all of the U.S. Project Note Collateral.

     Section 3. COLLATERAL. As collateral security for the prompt payment in full and performance when due (whether at stated maturity, by acceleration or otherwise) of any and all of the Secured Obligations now existing or hereafter arising, and howsoever evidenced, Funding Company hereby pledges, assigns, hypothecates, transfers, delivers and grants to the Collateral Agent for the benefit of the Secured Parties, a Lien on and security interest in all of Funding Company's rights, title and interests in and to the following property, whether now existing or hereafter coming into existence (all being collectively referred to herein as the "U.S. PROJECT NOTE COLLATERAL"):

         (a) the U.S. Project Note, including without limitation (i) all rights of Funding Company to receive moneys due and to become due under or pursuant to the U.S. Project Note, (ii) all rights of Funding Company to receive proceeds of insurance, payment and/or performance bond, indemnity, warranty or guaranty with respect to the U.S. Project Note, (iii) all claims of Funding Company for damages arising out of or for breach of or default under the U.S. Project Note and (iv) any security interest in the Depository Accounts granted to Funding Company by the U.S. Guarantors to secure payments due under the U.S. Project Note; and

         (b) to the extent not included in the foregoing, all proceeds of and to any of the property of Funding Company described in the preceding clause
     (a) and, to the extent related to any property described in said clause or such proceeds, all books, correspondence, credit files, invoices and other papers.

Notwithstanding anything herein to the contrary, for purposes of this Agreement, Funding Company agrees that it shall not be considered a Secured Party hereunder and the amounts owed to it by the U.S. Guarantors shall not be considered Secured Obligations.

     Section 4. FURTHER ASSURANCES; REMEDIES. In furtherance of the grant of the pledge and security interest pursuant to SECTION 3 hereof, Funding Company hereby agrees with the Collateral Agent and each other Secured Party as follows:

     4.1 DELIVERY AND OTHER PERFECTION.  Funding Company shall:

         (a) if any of the property required to be pledged or assigned by Funding Company under SECTION 3 hereof is received by Funding Company forthwith either (i) transfer and deliver to the Collateral Agent such property so received by Funding Company (endorsed in blank and accompanied by such instruments of assignment and transfer as the Collateral Agent may reasonably request) all of which thereafter shall be held by the Collateral Agent, pursuant to the terms of this Agreement and the Intercreditor Agreement, as part of the U.S. Project Note Collateral or (ii) take such other action as the Collateral Agent may reasonably request as is necessary or appropriate to duly record the Lien created hereunder in such property in said SECTION 3 hereof;

         (b) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable to create, preserve or validate the pledge and security interest granted pursuant hereto or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, causing any or all of the U.S. Project Note Collateral to be transferred of record into the name of the Collateral Agent or its nominee (and the Collateral Agent agrees that if any U.S. Project Note Collateral is transferred into its name or the name of its nominee, the Collateral Agent will thereafter promptly give to Funding Company, copies of any notices and communications received by it with respect to the U.S. Project Note Collateral).

         (c) keep full and accurate books and records relating to the U.S. Project Note Collateral, and stamp or otherwise mark such books and records in such manner as the Collateral Agent may reasonably require in order to reflect the security interests granted by this Agreement; and

         (d) permit representatives of the Collateral Agent, at the expense of Funding Company and upon five (5) days written notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the U.S. Project Note Collateral.

     4.2 OTHER FINANCING STATEMENTS AND LIENS.

         (a) Other than with respect to Permitted Liens, Funding Company shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the U.S. Project Note Collateral in which the Collateral Agent is not named as the sole secured party for the benefit of itself and the other Secured Parties.

         (b) Funding Company hereby authorizes the Collateral Agent to file one or more financing statements, and amendments thereto, relating to all or any part of the U.S. Project Note Collateral without the signature of Funding Company where permitted by Applicable Law if necessary or appropriate to perfect the Liens granted hereunder. Copies of such statement or amendment thereto shall promptly be delivered to Funding Company.

     4.3 PRESERVATION OF RIGHTS. The Collateral Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the U.S. Project Note Collateral, including, without limitation, making determinations as to whether, when and how to perfect a security interest in the U.S. Project Note Collateral.

     4.4 U.S. PROJECT NOTE COLLATERAL.

         (a) So long as no Trigger Event shall have occurred and be continuing, Funding Company shall have the right to exercise all rights and powers of ownership pertaining to the U.S. Project Note Collateral; PROVIDED that Funding Company agrees that it will not exercise such rights and powers in any manner that is inconsistent with the terms of this Agreement or any other Finance Document and the Collateral Agent shall execute and deliver to Funding Company or cause to be executed and delivered to Funding Company all such powers of attorney and other orders, and all such instruments, without recourse, as Funding Company may reasonably request for the purpose of enabling Funding Company to exercise the rights and powers that it is entitled to exercise pursuant to this SECTION 4.4(a).

         (b) If any Trigger Event shall have occurred and be continuing, then so long as such Trigger Event shall continue, all payments and other distributions in respect of the U.S. Project Note Collateral shall be paid directly to the Collateral Agent and retained by it as part of the U.S. Project Note Collateral, subject to the terms of this Agreement, and if the Collateral Agent shall so request in writing, Funding Company agrees to execute and deliver to the Collateral Agent appropriate additional orders and documents to that end; PROVIDED that if such Trigger Event is cured, any such payment or distribution theretofore paid to the Collateral Agent shall, upon request of Funding Company (except to the extent theretofore applied to the Secured Obligations), be returned by the Collateral Agent to Funding Company.

         (c) After the occurrence and during the continuance of any Trigger Event, Funding Company shall not take any action to revoke, amend or supersede any instructions delivered by the Collateral Agent on behalf of Funding Company to the Guarantors or the Bond Trustee directing the Guarantors or the Bond Trustee to make payments or other distributions payable to Funding Company directly to the Collateral Agent.

         (d) The exercise by the Collateral Agent of its rights hereunder shall not constitute an election by the Collateral Agent to retain the U.S. Project Note Collateral in satisfaction of the Secured Obligations or affect the Collateral Agent's rights to any other collateral or against Funding Company or any other Person.

     4.5 EVENTS OF DEFAULT. Subject to the Intercreditor Agreement, upon the occurrence and during the continuance of a Trigger Event.

         (a) the Collateral Agent shall have all of the rights and remedies with respect to the U.S. Project Note Collateral of a secured party under the Uniform Commercial Code (whether or not said code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the Laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted including, without limitation, the right, to the maximum extent permitted by Applicable Law, to exercise all voting, consensual and other powers of ownership pertaining to the U.S. Project Note Collateral as if the Collateral Agent were the sole and absolute owner thereof (and Funding Company agrees to take all such action as may be appropriate to give effect to such right);

         (b) the Collateral Agent in its sole discretion may, in its name or in the name of Funding Company or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the U.S. Project Note Collateral, but shall be under no obligation to do so; and

         (c) the Collateral Agent may, upon ten (10) Business Days prior written notice to Funding Company of the time and place, with respect to the U.S. Project Note Collateral or any part thereof, sell, lease, assign or otherwise dispose of all or any part of such U.S. Project Note Collateral, at such place or places as the Collateral Agent reasonably deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by Applicable Law and cannot be waived), and the Collateral Agent or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the U.S. Project Note Collateral so disposed of at any public sale (or, to the extent permitted by Applicable Law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right of equity or redemption (statutory or otherwise), of Funding Company, any such demand, notice and right or equity being hereby expressly waived and released. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned. The proceeds of each collection, sale or other disposition under this SECTION 4.5 shall be applied in accordance with
     SECTION 4.9 hereof.

Funding Company recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the U.S. Project Note Collateral, to limit purchasers to those who will agree, among other things, to acquire the U.S. Project Note Collateral for their own account, for investment purposes only and not with a view to the distribution or resale thereof. Funding Company acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable by the Collateral Agent through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any of the U.S. Project Note Collateral for the period of time necessary for Funding Company or any issuer thereof to register it for public sale.

     4.6 DEFICIENCY. If the proceeds of sale, collection or other realization of or upon the U.S. Project Note Collateral pursuant to SECTION 4.5 hereof are insufficient to cover the reasonable costs and expenses of such realization and the payment in full of the Secured Obligations, Funding Company shall, subject to SECTION 4.18, remain liable for any deficiency.

     4.7 REMOVALS. Without at least thirty (30) days' prior written notice to the Collateral Agent, Funding Company shall not (i) maintain any of its books and records with respect to the U.S. Project Note Collateral at any office or maintain its principal place of business at any place other than at the address indicated in SECTION 5.2 hereof or (ii) change its corporate name, or the name under which it does business, from the name shown on the signature pages hereto.

     4.8 PRIVATE SALE. The Collateral Agent shall not incur any liability as a result of the sale of the U.S. Project Note Collateral, or any part thereof, at any private sale pursuant to SECTION 4.5 hereof conducted in a commercially reasonable manner. To the extent permitted by Applicable Law, Funding Company hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which the U.S. Project Note Collateral may have been sold at a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations even if the Collateral Agent accepts the first offer received and does not offer such U.S. Project Note Collateral to more than one offeree.

     4.9 APPLICATION OF PROCEEDS. Except as otherwise expressly provided in the Intercreditor Agreement, the proceeds of any collection, sale or other realization of all or any part of the U.S. Project Note Collateral pursuant hereto, and any other cash at the time held by the Collateral Agent under this
SECTION 4, shall, after the occurrence and during the continuance of a Trigger Event, be applied by the Collateral Agent in accordance with SECTION 4.3 of the Intercreditor Agreement.

     As used in this SECTION 4, "PROCEEDS" of U.S. Project Note Collateral shall mean cash, securities and other property realized in respect of, and distributions in-kind of, U.S. Project Note Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of Funding Company, or any issuer or obligor on any of the U.S. Project Note Collateral.

     4.10 ATTORNEY-IN-FACT. Without limiting any rights or powers granted by this Agreement to the Collateral Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default, the Collateral Agent is hereby appointed the attorney-in-fact of Funding Company for the purpose of carrying out the provisions of this SECTION 4 and taking any action and executing any instruments that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Collateral Agent shall be entitled under this SECTION 4 to make collections in respect of the U.S. Project Note Collateral, the Collateral Agent shall have the right and power (subject to the Intercreditor Agreement and Depositary Agreements) to receive, endorse and collect all instruments made payable to the order of Funding Company representing any dividend, payment or other distribution in respect of the U.S. Project Note Collateral or any part thereof and to give full discharge for the same.

     4.11 PERFECTION. Prior to or concurrently with the execution and delivery of this Agreement, Funding Company shall deliver to the Collateral Agent the U.S. Project Note accompanied by undated bond powers duly executed in blank.

     4.12 SECURITY INTEREST ABSOLUTE. All the rights of the Collateral Agent hereunder and the Security Interest and all obligations of Funding Company hereunder shall be absolute and unconditional irrespective of:

         (a) any lack of validity or enforceability of any of the Transaction Documents or any other agreement or instrument relating thereto;

         (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver or any consent to any departure from any of the Transaction Documents;

         (c) any exchange or release of any U.S. Project Note Collateral or any other collateral, or the non-perfection of any Security Interest, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Secured Obligations;

         (d) to the full extent permitted by Law, any other circumstance that might otherwise constitute a defense available to, or a discharge of, Funding Company or any third party pledgor; or

         (e) the failure by Funding Company to fulfill its obligations under this Agreement.

     4.13 BANKRUPTCY FILING, ETC. Neither Funding Company nor any of its Affiliates shall commence or join with any other Person (other than the Secured Parties) in commencing any proceeding against Funding Company under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction.

     4.14 GOVERNMENTAL AUTHORITY REQUIREMENT. Funding Company shall not take or omit to take (or suffer such taking or omission of) any action (unless ordered to do so by a competent Governmental Authority having jurisdiction) in respect of itself and its businesses if, as a consequence directly or indirectly of such action or omission, Funding Company becomes subject to regulation by any Governmental Authority as a "public utility," and "electric utility," an "electric utility holding company," a "public utility company" or a subsidiary company or affiliate of any of the foregoing under PUHCA, The Federal Power Act of 1920 or PURPA, or as a "holding company" within the meaning of PUHCA.

     4.15 INDEMNIFICATION. The U.S. Guarantors shall, jointly and severally, defend, indemnify and hold harmless the Collateral Agent and each of the other Secured Parties (other than Funding Company) and their officers, directors and employees, from and against any and all costs, expenses, disbursements, liabilities, obligations, losses, damages, injunctions, judgments, suits, actions, causes of action, fines, penalties, claims and demands, of every kind or nature (including, without limitation, reasonable attorney's fees and expenses) which are occasioned by or result from any (i) failure by Funding Company to perform any of the terms, agreements or covenants to be performed by Funding Company under this Agreement and (ii) proceeding or action brought by the Collateral Agent pursuant to this Agreement or which arise out of this Agreement except to the extent due to the gross negligence or willful misconduct of the Collateral Agent.

     4.16 TERMINATION. This Agreement shall create a continuing assignment, pledge and first priority security interest in the U.S. Project Note Collateral and shall remain in full force for the benefit of the Collateral Agent until the Debt Termination Date. Upon such Debt Termination Date, (i) the Lien of the Collateral Agent on the U.S. Project Note Collateral granted hereunder shall terminate and all of the U.S. Project Note Collateral shall be released without any further action by the Collateral Agent or any other Person and (ii) the Collateral Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining U.S. Project Note Collateral and money received in respect thereof, to or on the order of Funding Company.

     4.17 FURTHER ASSURANCES. Funding Company agrees that, from time to time, Funding Company will execute and deliver such further documents and do such other acts and things as are necessary or as the Collateral Agent may reasonably request in order fully to effect the purposes of this Agreement.

     4.18 LIMITATION OF LIABILITY. Notwithstanding anything herein to the contrary, recourse for the Secured Obligations and all liabilities and obligations arising hereunder shall be limited as provided in SECTION 11.11 of the Indenture.

     Section 5.  MISCELLANEOUS.

     5.1 NO WAIVER. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any other Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

     5.2 NOTICES. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be sufficiently given and shall be deemed given when delivered or mailed by registered or certified mail, postage prepaid, or sent by overnight delivery or telecopy, addressed to Funding Company, the Secured Parties, and the Collateral Agent at their respective addresses specified on SCHEDULE III to the Indenture, or at such other address as shall be designated by such Person in a written notice to the other parties hereto.

     5.3 EXPENSES. Funding Company agrees to reimburse the Collateral Agent for all reasonable costs and expenses of the Collateral Agent and each of the other Secured Parties (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Event of Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (A) performance by the Collateral Agent of any obligation of Funding Company in respect of the U.S. Project Note Collateral that Funding Company has failed or refused to perform, (B) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the U.S. Project Note Collateral, and for the care of the U.S. Project Note Collateral and defending or asserting rights and claims of the Collateral Agent in respect thereof, by litigation or otherwise, (C) judicial or regulatory proceedings and (D) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this SECTION 5.3, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to SECTION 3 hereof.

     5.4 AMENDMENTS. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by each of Funding Company and the Collateral Agent (with the consent of the other Secured Parties pursuant to the Intercreditor Agreement). Any such amendment or waiver shall be binding upon the Collateral Agent, each holder of any of the Secured Obligations and Funding Company.

     5.5 ROLE OF COLLATERAL AGENT. The rights, duties, liabilities and immunities of the Collateral Agent and its appointment and replacement hereunder shall be governed by the Intercreditor Agreement and the terms and provisions of such are expressly incorporated herein by reference thereto.

     5.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each of Funding Company and the Collateral Agent (PROVIDED, HOWEVER, that Funding Company shall not assign or transfer its rights hereunder without the prior written consent of the Collateral Agent).

     5.7 HEADINGS DESCRIPTIVE. The headings of the several Sections and subsections of this Agreement are for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     5.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

     5.9 GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. (a) This Agreement is a contract made under the laws of the State of New York of the United States and shall for all purposes be governed by and construed in accordance with the laws of such State without regard to the conflict of law rules thereof (other than Section 5-1401 of the New York General Obligations
Law).

          (b) Any legal action or proceeding against Funding Company with respect to this Agreement may be brought in the courts of the State of New York in the County of New York or of the United States for the Southern District of New York and, by execution and delivery of this Agreement, Funding Company hereby irrevocably submits and accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Funding Company agrees that a judgment, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding upon Funding Company and may be enforced in any other jurisdiction, by a suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment. Funding Company hereby irrevocably designates, appoints and empowers Corporation Service Company with offices on the date hereof at 375 Hudson Street, New York, New York 10014-3686, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, Funding Company agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Bond Trustee. Funding Company irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Funding Company at its address referred to in SECTION 5.2 such service to become effective thirty (30) days after such mailing. Nothing herein shall affect the right of any Secured Party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Funding Company in any other jurisdiction.

          (c) Funding Company hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement in the courts referred to in clause (b) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

          (d) WITH REGARD TO THIS AGREEMENT, FUNDING COMPANY, EACH SECURED PARTY AND THE COLLATERAL AGENT HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY.

     5.10 NO THIRD PARTY BENEFICIARIES. The agreements of the parties hereto are solely for the benefit of Funding Company, the Collateral Agent and the other Secured Parties, and no Person (other than the parties hereto and their successors and assigns permitted hereunder) shall have any rights hereunder.

     5.11 REINSTATEMENT. This Agreement and the Lien created hereunder shall automatically be reinstated if and to the extent that for any reason any payment by or on behalf of any of Funding Company in respect of the Secured Obligations is rescinded or must otherwise be restored by any holder of the Secured Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and Funding Company shall indemnify the Collateral Agent or demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Collateral Agent in connection with such recision or restoration.

     5.12 AGENTS AND ATTORNEYS-IN-FACT. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct (other than the gross negligence and willful misconduct) of any such agents or attorneys-in-fact selected by it in good faith.

     5.13 SEVERABILITY. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

     5.14 CONFLICTS WITH THE INTERCREDITOR AGREEMENT OR DEPOSITARY AGREEMENTS. Notwithstanding any other provision hereof, in the event of any conflict between the terms of this Agreement and the Intercreditor Agreement or the Depositary Agreements, the provisions of the Intercreditor Agreement or the Depositary Agreements will control.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as a deed by their duly authorized officers, all as of the date first written above.


                       YORK POWER FUNDING (CAYMAN) LIMITED


                       By:  /s/ Martin Couch
                            --------------------------
                       Name:  Martin Couch
                       Title: Director


                       In the presence of:

                       /s/ Robert C. Paladino
                       --------------------------
                       Name: Robert C. Paladino


                       THE BANK OF NEW YORK,
                       as Collateral Agent

                       By:  /s/ Joseph Ernst
                            --------------------------
                       Name:  Joseph Ernst
                       Title: Vice President

Acknowledged and agreed
with respect to Section 4.15

BROOKLYN NAVY YARD POWER LLC

By:  B-41 ASSOCIATES, L.P.,
     its Managing Member

By:  B-41 Management Corporation,
     its General Partner

By: /s/  Michael Trachtenberg
   ----------------------------------
Name:  Michael Trachtenberg
Title: Vice President

WARBASSE POWER I LLC

By:  COGENERATION TECHNOLOGIES, INC.
     its Managing Member

By: /s/ Michael Trachtenberg
   ----------------------------------
Name:  Michael Trachtenberg
Title: Executive Vice President

WARBASSE POWER II LLC

By:  YORK COGEN PARTNERS, L.P.
     its Managing Member

By:  RRR's VENTURES, LTD.
     its General Partner


By: /s/  Michael Trachtenberg
   ----------------------------------
Name:  Michael Trachtenberg
Title: Vice President


NEW WORLD POWER TEXAS RENEWABLE
ENERGY LIMITED PARTNERSHIP


By:  BIG SPRINGS TEXAS ENERGY MANAGEMENT, INC.,
     Managing General Partner


By: /s/  Michael Trachtenberg
   ----------------------------------
Name:  Michael Trachtenberg
Title: Vice President

                     BOND POWER


     FOR VALUE RECEIVED, YORK POWER FUNDING (CAYMAN) LIMITED hereby assigns and transfers unto _________________________________________ one promissory note of
BROOKLYN NAVY YARD POWER LLC, a Delaware limited liability company, WARBASSE POWER I LLC, a Delaware limited liability company, WARBASSE POWER II LLC, a Delaware limited liability company and NEW WORLD POWER TEXAS RENEWABLE ENERGY LIMITED PARTNERSHIP, a Delaware limited partnership, in the principal amount of Fifty Million Dollars ($50,000,000), dated________, and does hereby irrevocably constitute and appoint ________________________ attorney to transfer the said promissory note with full power of substitution in the premises.



DATED:
      --------------


                           YORK POWER FUNDING (CAYMAN) LIMITED

                           By:  /s/ Martin Couch
                                --------------------------
                           Name:  Martin Couch
                           Title: Director


In presence of:

/s/ Robert C. Paladino
-----------------------
Robert C. Paladino

                           U.S. PROJECT LOAN NOTE


US$50,000,000                                                   August 4, 1998


     For value received, the undersigned, BROOKLYN NAVY YARD POWER LLC, a Delaware limited liability company (the "BNY GUARANTOR") WARBASSE POWER I LLC ("WARBASSE I"), a Delaware limited liability company, WARBASSE POWER II LLC ("WARBASSE II" and together with Warbasse I, the "WARBASSE GUARANTOR"), a Delaware limited liability company, NEW WORLD POWER TEXAS RENEWABLE ENERGY LIMITED PARTNERSHIP, a Delaware limited partnership (the "BIG SPRING GUARANTOR" and, together with the BNY Guarantor and the Warbasse Guarantor, the "U.S. GUARANTORS"), a limited partnership organized and existing under the laws of the State of Texas, by this promissory note, jointly and severally, promises to pay to the order of YORK POWER FUNDING (CAYMAN) LIMITED, ("FUNDING COMPANY") a limited liability company incorporated and existing under the laws of the Cayman Islands, at the office of The Bank of New York, a bank organized and existing under the laws of the State of New York, located at 101 Barclay Street, New York, New York 10286, in lawful currency of the United States of America and in immediately available funds, the principal amount of FIFTY MILLION DOLLARS (US$50,000,000), or if less, the aggregate unpaid and outstanding principal amount of this U.S. Project Note advanced by Funding Company to the U.S. Guarantors pursuant to that certain U.S. Project Loan Agreement, dated as of August 4, 1998 (the "U.S. PROJECT LOAN AGREEMENT"), by and among the U.S. Guarantors and Funding Company, and as the same may be amended from time to time, and all other amounts owned by the U.S. Guarantors to Funding Company hereunder.

     This is one of the U.S. Project Notes entered into pursuant to the U.S. Project Loan Agreement and is entitled to the benefits thereof and is subject to all terms, provisions and conditions thereof. Capitalized terms used and not defined herein shall have the meanings set forth in APPENDIX A of that certain Trust Indenture, dated as of August 4, 1998 (the "INDENTURE"), by and between Funding Company and The Bank of New York, a bank organized and existing under the laws of the State of New York, as Bond Trustee.

     Reference is hereby made to the Indenture and the Security Documents for the provisions, among others, with respect to the custody and application of the Collateral, the nature and extent of the security provided thereunder, the rights, duties and obligations of the U.S. Guarantors and the rights of the holder of this U.S. Project Note.

     The principal amount hereof is payable in accordance with the U.S. Project Loan Agreement, and such principal amount may be prepaid solely in accordance with the U.S. Project Loan Agreement.

     Each U.S. Guarantor further agrees to pay, in lawful currency of the United States of America and in immediately available funds, interest from the date hereof on the unpaid and outstanding principal amount hereof until such unpaid and outstanding principal amount shall become due and payable (whether at stated maturity, by acceleration or otherwise) at the rates of interest and at the times set forth in the U.S. Project Loan Agreement, and each U.S. Guarantor agrees to pay all other amounts due, including, without limitation, fees and costs, as stated in the U.S. Project Loan Agreement

    Upon the occurrence of any one or more U.S. Project Loan Events of Default (as defined in Section 5.1 (Events of Default Defined)), all amounts then remaining unpaid under this U.S. Project Note may become or be declared to be immediately due and payable as provided in the U.S. Project Loan Agreement, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or notices or demands of any kind, all of which are expressly waived by each U.S. Guarantor.

    The obligations hereunder are subject to the limitations set forth in
Section 6.10 (Limitation of Liability) of the U.S. Project Loan Agreement, the provisions of which are hereby incorporated by reference.

    THIS U.S. PROJECT NOTE IS A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK OF THE UNITED STATES OF AMERICA AND SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

    This U.S. Project Note may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same instrument and any of the parties hereto may execute this U.S. Project Note by signing any such counterpart.

     IN WITNESS WHEREOF, each U.S. Guarantor has caused this U.S. Project Note to be duly executed.


                    BROOKLYN NAVY YARD POWER LLC

                    By:  B-41 ASSOCIATES, L.P.,
                         its Managing Member

                    By:   B-41 MANAGEMENT CORPORATION,
                         its General Partner


                         By: /s/ Michael Trachtenberg
                            -----------------------------
                         Name: Michael Trachtenberg
                         Title: Vice President

                    WARBASSE POWER I LLC

                    By:  COGENERATION TECHNOLOGIES, INC.
                         its Managing Member


                         By: /s/ Michael Trachtenberg
                            -----------------------------
                         Name: Michael Trachtenberg
                         Title: Executive Vice President


                    WARBASSE POWER II LLC

                    By:  YORK COGEN PARTNERS, L.P.
                         its Managing Member

                    By:  RRR'S VENTURES, LTD.
                         its General Partner


                         By: /s/ Michael Trachtenberg
                            -----------------------------
                         Name: Michael Trachtenberg
                         Title: Vice President

                   NEW WORLD POWER TEXAS RENEWABLE ENERGY
                   LIMITED PARTNERSHIP


                   By:  BIG SPRINGS TEXAS
                        ENERGY MANAGEMENT, INC.
                        Managing General Partner


                        By: /s/ Michael Trachtenberg
                            ---------------------------------
                        Name:  Michael Trachtenberg
                        Title: Vice President